Exhibit 99.1
1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

Contact:

Liz Sharp, VP, Investor Relations

lsharp@aob.com

(573) 303-4620

American Outdoor Brands, Inc. Reports

Fourth Quarter and Full Fiscal 2023 Financial Results

•
FY23 Net Sales $191.2 Million
•
FY23 Gross Margin 46.1%
•
FY23 e-Commerce Sales $87.2 Million – Traditional Sales $104.0 Million
•
FY23 Operating Cash Flow of $30.7 Million

COLUMBIA, Mo., June 28, 2023 – American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT), an industry leading provider of products and accessories for rugged outdoor enthusiasts, today announced financial results for the fourth quarter and full year fiscal 2023 ended April 30, 2023.

Full Year Fiscal 2023 Financial Highlights

•
Full year net sales were $191.2 million, a decrease of $56.3 million, or 22.8%, compared with net sales of $247.5 million for the prior year. Compared with pre-COVID levels in fiscal 2020, total net sales grew 14.2%, while e-commerce sales grew 60.6% and traditional channel net sales declined by 8.0%.
•
Full year gross margin was 46.1%, a decrease of 10 basis points, from gross margin of 46.2% for the prior year.
•
Full year GAAP net loss was $12.0 million, or $0.90 per diluted share, compared with a GAAP net loss of $64.9 million, or $4.66 per diluted share, last year. The net loss last year included a $67.8 million non-cash goodwill impairment charge.
•
Full year non-GAAP net income was $6.6 million, or $0.48 per diluted share, compared with non-GAAP net income of $24.7 million, or $1.77 per diluted share, for the prior year. GAAP to non-GAAP adjustments for net income exclude a non-cash impairment of goodwill, acquired intangible amortization, stock compensation, and other costs. For a detailed reconciliation, see the schedules that follow in this release.
•
Full year Adjusted EBITDAS was $12.8 million, or 6.7% of net sales, compared with Adjusted EBITDAS of $35.0 million, or 14.2% of net sales, for the prior year. For a detailed reconciliation, see the schedules that follow in this release.

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

Fourth Quarter Fiscal 2023 Financial Highlights

•
Quarterly net sales were $42.2 million, a decrease of $3.7 million, or 8.0%, compared with net sales of $45.9 million for the comparable quarter last year. Compared with pre-COVID levels in fiscal 2020, quarterly net sales declined 2.0%, while e-commerce sales grew 0.7% and traditional channel net sales declined by 4.3%.
•
Quarterly gross margin was 45.2%, an increase of 140 basis points, compared with quarterly gross margin of 43.8% for the comparable quarter last year.
•
Quarterly GAAP net loss was $3.8 million, or $0.29 per diluted share, compared with a GAAP net loss of $76.7 million, or $5.71 per diluted share, for the comparable quarter last year. The quarterly net loss last year included a $67.8 million non-cash goodwill impairment charge.
•
Quarterly non-GAAP net income was $793,000, or $0.06 per diluted share, compared with non-GAAP net income of $1.9 million, or $0.14 per diluted share, for the comparable quarter last year. GAAP to non-GAAP adjustments for net income exclude a non-cash impairment of goodwill, acquired intangible amortization, stock compensation, and other costs. For a detailed reconciliation, see the schedules that follow in this release.
•
Quarterly Adjusted EBITDAS was $1.8 million, or 4.3% of net sales, compared with $3.2 million, or 7.0% of net sales, for the comparable quarter last year. For a detailed reconciliation, see the schedules that follow in this release.

Brian Murphy, President and Chief Executive Officer, said, “Fiscal 2023 marked our second full year as an independent public company dedicated to building authentic, lifestyle brands that help consumers make the most out of the moments that matter. I am proud of the achievements we made in fiscal 2023, especially given the uncertain macroeconomic environment that the year presented. On a three-year basis, we delivered net sales growth of more than 14% over our pre-pandemic levels, reflecting strength in our e-commerce channel, and driven primarily by growth of almost 34% in our outdoor lifestyle category, which consists of products related to hunting, fishing, camping, and rugged outdoor activities.”

“Innovation is our core strength and a key element in our long-term growth strategy. We believe our innovation machine is robust, and new products launched in the past two years generated over 25% of our full year net sales, which is consistent with prior years. Our Dock & Unlock™ process fuels that innovation, and we unveiled a host of new products across our brand portfolio during the year. Several of those products have won industry awards; many incorporate features that are ‘cross pollinated’ from across our brand lanes; most incorporate proprietary features; and all of them, taken together, advance our strategy to enter new product categories and expand our product lines and distribution channels. An example of this ‘cross pollination’ is our new BUBBA tournament-grade Pro Series Smart Fish Scale (SFS) and accompanying app, our first entry into the large, underserved, ‘catch and release’ market, and a product that, we believe, has the ability to reinvent the way anglers pursue their sport.”

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

“In fiscal 2023, we completed several strategic objectives, including the implementation of a new ERP system with the successful go-live of Microsoft D365; the establishment of a new analytics platform with the launch of Microsoft Power BI; the consolidation of our facilities in Oregon, Texas, and Michigan into our Missouri facility; and the finalization of a full lease takeover at our Missouri facility slated for January 2024, which will provide increased distribution capacity for long-term organic and inorganic growth. By maintaining a clear focus on our long-term objectives and making several meaningful strategic investments, we believe we have positioned our company well for the future.”

Andrew Fulmer, Chief Financial Officer, said, “In Fiscal 2023, we strengthened our balance sheet, generated significant operating cash flow, remained disciplined with cost control, invested in our long-term growth, and demonstrated effective capital deployment, all while navigating market challenges with consumer demand and cautious retailer inventory management. With robust operating cash flow in the year of $30.7 million, including an inventory reduction of $21.9 million, we paid down $20.0 million on our line of credit and repurchased over $3.5 million of our stock. We ended the year with a cash balance of $22.0 million and only $5.0 million outstanding on our line of credit, yielding a net negative debt position and up to $92.0 million in available capital.”

Turning to our outlook, we believe that our brands remain well positioned to capitalize on positive, long-term consumer outdoor participation trends. As a result, we believe that our net sales for fiscal 2024 could exceed fiscal 2023 net sales by as much as 3.5%. We also believe our solid financial position enables us to continue executing on our long-term strategic plan as we invest in our business, return capital to stockholders, and address the exciting growth opportunities we have identified for our company,” concluded Fulmer.

Conference Call and Webcast

The Company will host a conference call and webcast today, June 28, 2023, to discuss its fourth quarter and full year fiscal 2023 financial and operational results. Speakers on the conference call will include Brian Murphy, President and Chief Executive Officer, and Andrew Fulmer, Chief Financial Officer. The conference call may include forward-looking statements and a discussion of non-GAAP financial measures. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the conference call via telephone may call directly at (833) 630-1956 and ask to join the American Outdoor Brands call. No RSVP is necessary. The conference call audio webcast can also be accessed live on the Company's website at www.aob.com, under the Investor Relations section.

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, certain non-GAAP financial measures, including “non-GAAP net income and “Adjusted EBITDAS” are presented. A reconciliation of these and other non-GAAP financial measures are contained at the end of this press release. From time-to-time, the Company considers and uses these non-GAAP financial measures as supplemental measures of operating performance in order to provide the reader with an improved understanding of underlying performance trends. The Company believes it is useful for itself and the reader to review, as applicable, both (1) GAAP measures that include (i) amortization of acquired intangible assets, (ii) goodwill impairment, (iii) stock compensation, (iv) facility consolidation costs, (v) technology implementation, (vi) acquisition costs, (vii) stockholder cooperation agreement costs, (viii) fair value inventory step-up, (ix) amortization of acquired intangible assets, (x) income tax adjustments, (xi) interest expense, (xii) income tax benefit/expense, and (xiii) depreciation and amortization; and (2) the non-GAAP measures that exclude such information. The Company presents these non-GAAP measures because it considers them an important supplemental measure of its performance and believes the disclosure of such measures provides useful information to investors regarding the Company’s financial condition and results of operations. The Company’s definition of these adjusted financial measures may differ from similarly named measures used by others. The Company believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company's GAAP measures. The principal limitations of these measures are that they do not reflect the Company's actual expenses and may thus have the effect of inflating its financial measures on a GAAP basis.

About American Outdoor Brands, Inc.

American Outdoor Brands, Inc. (NASDAQ Global Select: AOUT) is an industry leading provider of outdoor products and accessories, including hunting, fishing, camping, shooting, outdoor cooking, and personal security and defense products, for rugged outdoor enthusiasts. The Company produces innovative, top quality products under its brands BOG®; BUBBA®; Caldwell®; Crimson Trace®; Frankford Arsenal®; Grilla Grills®; Hooyman®; Imperial®; LaserLyte®; Lockdown®; MEAT!; Old Timer®; Schrade®; Tipton®; Uncle Henry®; ust®; and Wheeler®. For more information about all the brands and products from American Outdoor Brands, Inc., visit www.aob.com.

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. All statements other than statements of historical facts contained or incorporated herein by reference in this press release, including statements regarding our future operating results, future financial position, business strategy, objectives, goals, plans, prospects, markets, and plans and objectives for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “targets,” “contemplates,” “projects,” “predicts,” “may,” “might,” “plan,” “would,” “should,” “could,” “may,” “can,” “potential,” “continue,” “objective,” or the negative of those terms, or similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. Specific forward-looking statements in this press release include our belief that innovation is our core strength and the key element in our long-term growth strategy; our belief that our innovation machine is robust; our belief that our Dock & Unlock process fuels our innovation; our strategy to enter new product categories and expand our product lines and distribution channels; our belief that the Pro Series Smart Fish Scale has the ability to reinvent the way anglers pursue their sport; our belief that the full lease takeover at our Missouri headquarter will provide capacity for long-term organic and inorganic growth; our belief that by maintaining a clear focus on our long-term objectives and making several meaningful strategic investments, we have positioned our company well for the future; our belief that our brands remain well-positioned to capitalize on positive, long-term consumer outdoor participation trends; our belief that our net sales for fiscal 2024 could exceed pre-pandemic fiscal 2020 net sales by as much as 20%; and our belief that our solid financial position enables us to continue executing on our long-term strategic plan as we invest in our business, return capital to stockholders, and address the exciting growth opportunities we have identified for our company. We caution that these statements are qualified by important risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, potential disruptions in our ability to source the materials necessary for the production of our products, disruptions and delays in the manufacture of our products, and difficulties encountered by retailers and other components of the distribution channel for our products; economic, social, political, legislative, and regulatory factors; lawsuits and their effect on us; inventory levels, both internally and in the distribution channel, in excess of demand; natural disasters, pandemics, seasonality, news events, political events, and consumer tastes; future investments for capital expenditures; future products and product development; the features, quality, and performance of our products; the success of our strategies and marketing programs; our market share and factors that affect our market share; liquidity and anticipated cash needs and availability; the supply, availability, and costs of materials and components and related tariffs; our ability to maintain and enhance brand recognition and reputation; risks associated with the distribution of our products and overall availability of labor; and, other factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2023.

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	As of:
	April 30, 2023	April 30, 2022
	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents	$21,950	$19,521
Accounts receivable, net of allowance for credit losses of $125 on April 30, 2023 and $129 on April 30, 2022	26,846	28,879
Inventories	99,734	121,683
Prepaid expenses and other current assets	7,839	8,491
Income tax receivable	1,251	1,231
Total current assets	157,620	179,805
Property, plant, and equipment, net	9,488	10,621
Intangible assets, net	52,021	63,194
Right-of-use assets	24,198	23,884
Other assets	260	336
Total assets	$243,587	$277,840
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$11,544	$13,563
Accrued expenses	8,741	7,853
Accrued payroll, incentives, and profit sharing	1,813	3,786
Lease liabilities, current	904	1,803
Total current liabilities	23,002	27,005
Notes and loans payable	4,623	24,697
Lease liabilities, net of current portion	24,064	23,076
Other non-current liabilities	34	31
Total liabilities	51,723	74,809
Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 14,447,149 shares issued and 13,233,151 shares outstanding on April 30, 2023 and 14,240,290 shares issued and 13,403,326 outstanding on April 30, 2022	14	14
Additional paid in capital	272,784	268,393
Retained deficit	(62,375)	(50,351)
Treasury stock, at cost (1,213,998 shares on April 30, 2023 and 836,964 shares on April 30, 2022)	(18,559)	(15,025)
Total equity	191,864	203,031
Total liabilities and equity	$243,587	$277,840

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except per share data)

	For the Three Months Ended April 30,		For the Years Ended April 30,
	2023	2022	2023	2022
	(Unaudited)
Net sales	$42,203	$45,893	$191,209	$247,526
Cost of sales	23,129	25,769	103,145	133,287
Gross profit	19,074	20,124	88,064	114,239
Operating expenses:
Research and development	1,474	1,147	6,361	5,501
Selling, marketing, and distribution	11,565	11,677	51,791	56,168
General and administrative	10,038	10,224	42,612	41,244
Goodwill impairment	—	67,849	—	67,849
Total operating expenses	23,077	90,897	100,764	170,762
Operating loss	(4,003)	(70,773)	(12,700)	(56,523)
Other income, net:
Other income, net	136	306	1,188	1,311
Interest expense, net	(120)	(157)	(761)	(324)
Total other income, net	16	149	427	987
Loss from operations before income taxes	(3,987)	(70,624)	(12,273)	(55,536)
Income tax (benefit)/expense	(151)	6,062	(249)	9,344
Net loss	$(3,836)	$(76,686)	$(12,024)	$(64,880)
Net loss per share:
Basic	$(0.29)	$(5.71)	$(0.90)	$(4.66)
Diluted	$(0.29)	$(5.71)	$(0.90)	$(4.66)
Weighted average number of common shares outstanding:
Basic	13,240	13,433	13,372	13,930
Diluted	13,240	13,433	13,372	13,930

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended April 30,
	2023	2022
	(In thousands)
Cash flows from operating activities:
Net loss	$(12,024)	$(64,880)
Adjustments to reconcile net income to net cash provided by/ (used in) operating activities:
Depreciation and amortization	16,511	16,967
Loss on sale/disposition of assets	94	161
(Benefit from)/provision for credit losses on accounts receivable	(11)	17
Goodwill impairment	—	67,849
Deferred income taxes	—	6,683
Stock-based compensation expense	4,050	2,812
Changes in operating assets and liabilities:
Accounts receivable	2,044	8,591
Inventories	21,949	(41,431)
Accounts payable	(1,308)	(4,521)
Accrued liabilities	(1,085)	(7,061)
Other	486	(3,140)
Net cash provided by/(used in) operating activities	30,706	(17,953)
Cash flows from investing activities:
Acquisition of business	—	(27,000)
Payments to acquire patents and software	(3,555)	(3,191)
Proceeds from sale of property and equipment	30	—
Payments to acquire property and equipment	(1,301)	(3,397)
Net cash used in investing activities	(4,826)	(33,588)
Cash flows from financing activities:
Proceeds from loans and notes payable	—	25,170
Payments on notes and loans payable	(20,170)	—
Payments to acquire treasury stock	(3,534)	(15,025)
Cash paid for debt issuance costs	(88)	(103)
Proceeds from exercise of options to acquire common stock, including employee stock purchase plan	656	875
Payment of employee withholding tax related to restricted stock units	(315)	(656)
Net cash (used in)/provided by financing activities	(23,451)	10,261
Net increase/(decrease) in cash and cash equivalents	2,429	(41,280)
Cash and cash equivalents, beginning of period	19,521	60,801
Cash and cash equivalents, end of period	$21,950	$19,521
Supplemental disclosure of cash flow information
Cash paid for:
Interest	$761	$125
Income taxes (net of refunds)	$(73)	$3,819

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (In thousands, except per share data) (Unaudited)
	For the Three Months Ended April 30,			For the Years Ended April 30,
	2023	2022		2023	2022
GAAP gross profit	$19,074	$20,124		$88,064	$114,239
Facility consolidation costs	—	—		356	—
Fair value inventory step-up	—	27		—	27
Non-GAAP gross profit	$19,074	$20,151		$88,420	$114,266

GAAP operating expenses	$23,077	$90,897		$100,764	$170,762
Amortization of acquired intangible assets	(3,074)	(3,473)		(12,298)	(13,757)
Goodwill impairment	—	(67,849)		—	(67,849)
Stock compensation	(1,150)	(476)		(4,050)	(2,812)
Facility consolidation costs	(26)	—		(510)	—
Technology implementation	(553)	(329)		(2,138)	(1,948)
Acquisition costs	—	(599)		(47)	(599)
Stockholder cooperation agreement costs	—	—		(1,177)	—
Other	—	—		—	(40)
Non-GAAP operating expenses	$18,274	$18,171		$80,544	$83,757

GAAP operating loss	$(4,003)	$(70,773)		$(12,700)	$(56,523)
Fair value inventory step-up	—	27		—	27
Amortization of acquired intangible assets	3,074	3,473		12,298	13,757
Goodwill impairment	—	67,849		—	67,849
Stock compensation	1,150	476		4,050	2,812
Facility consolidation costs	26	—		866	—
Technology implementation	553	329		2,138	1,948
Acquisition costs	—	599		47	599
Stockholder cooperation agreement costs	—	—		1,177	—
Other	—	—		—	40
Non-GAAP operating income	$800	$1,980		$7,876	$30,509

GAAP net loss	$(3,836)	$(76,686)		$(12,024)	$(64,880)
Fair value inventory step-up	-	27		-	27
Amortization of acquired intangible assets	3,074	3,473		12,298	13,757
Goodwill impairment	-	67,849		-	67,849
Stock compensation	1,150	476		4,050	2,812
Facility consolidation costs	26	—		866	—
Technology implementation	553	329		2,138	1,948
Acquisition costs	-	599		47	599
Stockholder cooperation agreement costs	-	—		1,177	—
Other	-	—		-	40
Income tax adjustments	(174)	5,805		(1,993)	2,520
Non-GAAP net income	$793	$1,872		$6,559	$24,672

GAAP net loss per share - diluted	$(0.29)	$(5.71)		$(0.90)	$(4.66)
Fair value inventory step-up	—	—		—	—
Amortization of acquired intangible assets	0.23	0.26		0.92	0.99
Goodwill impairment	—	5.05		—	4.87
Stock compensation	0.09	0.04		0.30	0.20
Facility consolidation costs	—	—		0.06	—
Technology implementation	0.04	0.02		0.16	0.14
Acquisition costs	—	0.04		—	0.04
Stockholder cooperation agreement costs	—	—		0.09	—
Other	—	—		—	—
Income tax adjustments	(0.01)	0.43		(0.15)	0.18
Non-GAAP net income per share - diluted	$0.06	$0.14	(a)	$0.48	$1.77	(a)

(a) Non-GAAP net income per share does not foot due to rounding.

1800 N Route Z, Suite A
Columbia, MO 65202
(800) 338-9585
NASDAQ: AOUT

AMERICAN OUTDOOR BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDAS (In thousands) (Unaudited)

	For the Three Months Ended April 30,		For the Years Ended April 30,
	2023	2022	2023	2022
GAAP net loss	$(3,836)	$(76,686)	$(12,024)	$(64,880)
Interest expense	120	157	761	324
Income tax (benefit)/expense	(151)	6,062	(249)	9,344
Depreciation and amortization	3,933	4,417	16,048	16,967
Stock compensation	1,150	476	4,050	2,812
Goodwill impairment	—	67,849	—	67,849
Technology implementation	553	329	2,138	1,948
Fair value inventory step-up	—	27	—	27
Acquisition costs	—	599	47	599
Facility consolidation costs	26	—	866	—
Stockholder cooperation agreement costs	—	—	1,177	—
Other	—	—	—	40
Non-GAAP Adjusted EBITDAS	$1,795	$3,230	$12,814	$35,030